Exhibit 99.1

Pulmatrix Appoints Mark Iwicki Chairman of the Board

LEXINGTON, Mass., Dec. 8, 2015 — Pulmatrix, Inc. (NASDAQ: PULM), a biopharmaceutical company developing inhaled therapies for pulmonary disease, today announced the appointment of Mark Iwicki as chairman of its board of directors. Terry McGuire, who has served as chairman since June 18, 2015, will retain his seat on the board and another director, David Maki, will vacate his seat while remaining an advisor to the company on intellectual property matters.

Robert Clarke, PhD, Pulmatrix’s president and CEO, said, “Mark’s outstanding track record building biopharmaceutical businesses will serve us well as we continue to develop Pulmatrix’s pipeline of drugs for cystic fibrosis, chronic obstructive pulmonary disease and idiopathic pulmonary fibrosis.”

Mr. Iwicki has 25 years of experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas including respiratory. He was CEO of Civitas Pharmaceuticals, a biotechnology company with a novel pulmonary drug delivery platform, and also led the development and launch of several respiratory products as CEO of Sunovion Pharmaceuticals and during his tenure at Novartis. Mr. Iwicki is currently on the boards of directors of Kala Pharmaceuticals, Aimmune, Nimbus Therapeutics, Merus and Taris Biomedical.

“Pulmatrix has demonstrated great innovation in developing inhaled therapies to address pulmonary conditions, and I look forward to working with its board and management to advance this mission,” Mr. Iwicki said.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, an inhaled anti-fungal for patients with cystic fibrosis (CF), as well as PUR1500, an inhaled product for the treatment of idiopathic pulmonary fibrosis. In addition, Pulmatrix is pursuing opportunities in major pulmonary diseases through collaborations, including PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

For more information, visit www.pulmatrix.com. Follow Pulmatrix on Twitter at https://twitter.com/pulmatrix_inc, and on StockTwits at http://stocktwits.com/pulmatrix.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s most recent quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact

Tom Baker

Direct: (617) 532-0624

tbaker@pulmatrix.com

Media Contact

David Schull, Russo Partners

Direct: (858) 717-2310

David.Schull@russopartnersllc.com